Exhibit 107

Calculation of Filing Fee Tables (1)

Form S-1

(Form Type)

CompoSecure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security type	Security class title	Fee calculation or carry forward rule	Amount registered(2)	Proposed maximum offering price per unit	Maximum aggregate offering price	Fee rate	Amount of registration fee	Carry forward form type	Carry forward file number	Carry forward initial effective date	Filing fee previously paid in connection with unsold securities to be carried forward
Newly Registered Securities
Fees to Be Paid	—	—	—	—	—		—	—
Fees Previously Paid	Equity	Class A Common Stock, par value $0.0001 per share(3)	457(o)	22,415,400	$11.50(4)	$257,777,100.00(4)	0.0000927	23,895.94(4)
	Equity	Class A Common Stock, par value $0.0001 per share(5)	457(o)	102,227,414	$7.97(6)	$814,752,489.58	0.0000927	$75,527.56
	Other	Warrants to purchase Class A common stock(7)	—	10,837,400	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$1,072,529,589.58		$99,424.00
	Total Fees Previously Paid							$99,424.00
	Total Fee Offsets							—
	Net Fee Due							—

(1)

These “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Registration Fee” table in Registration Statement Nos. 333-262341. No new securities are being registered on this post-effective amendment to Form S-1 and all registration fees were previously paid at the time the Registration Statement was initially filed.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(3)

At the time of the prior fee payment, consisted of: (i) 11,578,000 shares of Class A Common Stock that may be issued upon exercise of outstanding registered warrants issued in connection with the registrant’s initial public offering (the “Public Warrants”); and (ii) 10,837,400 shares of Class A Common Stock that may be issued upon exercise of outstanding warrants issued in a private placement concurrently with the registrant’s initial public offering (the “Private Placement Warrants” and, collectively with the Public Warrants, the “Warrants”) following the public resale of the Private Placement Warrants. The aggregate number of shares of Class A Common Stock shall be adjusted to include any additional shares of Class A Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction in accordance with the terms of the Warrants.

(4)	Based upon the $11.50 exercise price per share of Class A Common Stock issuable upon exercise of the Warrants.

(5)

At the time of the prior fee payment, consisted of: (i) 4,500,000 shares of Class A Common Stock issued pursuant to, and on the terms and subject to the conditions of, those certain subscription agreements dated April 19, 2021, under which certain investors collectively subscribed for 4,500,000 shares of Class A Common Stock at $10.00 per share for aggregate gross proceeds of $45,000,000; (ii) up to 12,999,978 shares of Class A Common Stock (the “Exchangeable Note Shares”) issuable upon exchange  of CompoSecure Holdings, L.L.C.’s exchangeable senior notes (“Exchangeable Notes”), which consists of 11,304,340 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 1,695,638 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE subscription agreements; (iii) 61,136,800 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by CompoSecure Holdings, L.L.C. (the subsidiary of the registrant), and cancellation of a corresponding number of shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”) held by certain selling security holders named in the prospectus which forms a part of this registration statement; (iv) up to 6,964,236 shares of Class A Common Stock (the “Earnout Shares”) issuable to certain selling security holders in earn-out consideration based on the achievement by the registrant of certain stock price thresholds; (v) 10,837,400 shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants prior to the public resale of the Private Placement Warrants; and (vi) 5,789,000 shares of Class A Common Stock issued to Roman DBDR Tech Sponsor LLC (“Sponsor”) upon conversion of 5,789,000 shares of Class B Common Stock, originally issued to Sponsor in connection with the registrant’s initial public offering. The aggregate number of shares of Class A common stock shall be adjusted to include any additional shares of Class A Common Stock that may become issuable as a result of any stock dividend, recapitalization or other similar transaction.

(6)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low selling prices of the Class A common stock on January 19, 2022, as reported on the Nasdaq Global Market, under the symbol “CMPO”, which was within five business days of the original filing of the Registration Statement and the time at which the prior fee was paid.

(7)	Represents the resale of 10,837,400 Private Placement Warrants. Pursuant to Rule 457(g), no separate registration fee is required.